Exhibit 99.1

NEWS RELEASE For information contact: Kevin B. Habicht Chief Financial Officer (407) 265-7348	FOR IMMEDIATE RELEASE November 7, 2011

THIRD QUARTER 2011 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 7, 2011 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and nine months ended September 30, 2011. Highlights include:

Operating Results:

•	Revenues, net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Revenues	$67,460	$56,303	$191,209	$168,439
Net earnings available to common stockholders	$20,936	$19,514	$59,666	$53,693
Net earnings per common share (diluted)	$0.24	$0.23	$0.69	$0.65
FFO available to common stockholders	$34,623	$29,634	$98,196	$84,337
FFO per common share (diluted)	$0.39	$0.36	$1.15	$1.02
AFFO available to common stockholders	$37,972	$32,597	$108,086	$96,870
AFFO per common share (diluted)	$0.43	$0.39	$1.27	$1.17

•	NNN increased cash dividends paid to its common stockholders to $0.385 per share during the quarter and $1.145 for the nine months ended September 30, 2011.

•	Investment Portfolio occupancy was 97.2% at September 30, 2011, as compared to 96.9% at December 31, 2010, and 97.1% at September 30, 2010.

Investments and Dispositions for the quarter ended September 30, 2011:

•	Investments:

•	$335.3 million in the Investment Portfolio, including acquiring 53 properties with an aggregate 1,814,000 square feet of gross leasable area

•	Dispositions:

•	Three properties with net proceeds of $7.3 million

450 S. Orange Ave., Suite 900 Orlando, FL 32801 (800) NNN-REIT www.nnnreit.com

Investments and Dispositions for the nine months ended September 30, 2011:

•	Investments:

•	$444.5 million in the Investment Portfolio, including acquiring 107 properties with an aggregate 2,470,000 square feet of gross leasable area

•	Dispositions:

•	Five properties with net proceeds of $9.1 million

Capital markets activity for the quarter ended September 30, 2011:

•	Completed $300.0 million offering of 5.50% senior unsecured notes due July 2021 generating net proceeds of $293.0 million received on July 6, 2011

•	Completed 9,200,000 common share offering priced at $26.07 generating net proceeds of $229.5 million received on September 12, 2011

•	Issued 139,276 common shares generating $3.3 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•

None of the $138.7 million outstanding 3.95% Senior Convertible Notes due 2026 were purchased by the Company pursuant to the note holders put option which expired September 19, 2011. The next put option date for these notes is September 15, 2016

National Retail Properties announced an increase in 2011 FFO guidance to $1.54 to $1.56 per share before any impairment expense and estimated AFFO to be $1.67 to $1.69 per share. The change in guidance is primarily related to projected volume and timing of property acquisitions. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $0.94 to $0.96 per share plus $0.60 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

The Company also announced 2012 FFO guidance of $1.62 to $1.67 per share and estimated 2012 AFFO to be $1.72 to $1.77 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.04 to $1.09 per share plus $0.58 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are very pleased 2011 is projected to produce a 6.9% increase in FFO per share results over 2010 while maintaining a strong balance sheet and liquid financial position. Property acquisitions completed in the third quarter and those expected to be completed in the fourth quarter will position NNN well for continued FFO per share growth in 2012. The quarterly dividend payable next week marks the 22nd consecutive increase in annual dividends paid per share – a testament to our consistent and predictable business model.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2011, the company owned 1,298 Investment Properties in 47 states with a gross leasable area of approximately 15.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 7, 2011, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed with the SEC on Form 10-Q for the quarter ended September 30, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the calculation used by other equity REITs and therefore may not be comparable to such other REITs. A reconciliation of net earnings to AFFO is included in this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Income Statement Summary
Revenues:
Rental and earned income	$63,857	$53,284	$180,471	$158,318
Real estate expense reimbursement from tenants	2,440	1,620	6,868	4,865
Interest and other income from real estate transactions	381	601	1,545	2,551
Interest income on commercial mortgage residual interests	782	798	2,325	2,705

	67,460	56,303	191,209	168,439

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	—	—	5,600
Costs	—	—	—	(4,959)

Gain	—	—	—	641

Retail operations:
Revenues	12,402	9,225	33,702	24,458
Operating expenses	(11,563)	(8,579)	(32,175)	(23,513)

Net	839	646	1,527	945

Operating expenses:
General and administrative	7,036	5,927	20,261	17,299
Real estate	4,459	2,908	12,055	9,401
Depreciation and amortization	14,947	11,817	42,215	35,422
Impairment - commercial mortgage residual interests valuation	—	—	396	3,848

	26,442	20,652	74,927	65,970

Other expenses (revenues):
Interest and other income	(457)	(332)	(1,083)	(1,170)
Interest expense	20,086	16,501	55,260	48,524

	19,629	16,169	54,177	47,354

Income tax expense	(68)	(170)	(258)	(497)
Equity in earnings of unconsolidated affiliate	109	107	321	320

Earnings from continuing operations	22,269	20,065	63,695	56,524

Earnings (loss) from discontinued operations:
Real estate, Investment Portfolio, net of income tax expense	268	1,134	686	2,363
Real estate, Inventory Portfolio, net of income tax expense	71	(5)	350	256

	339	1,129	1,036	2,619

Earnings including noncontrolling interests	22,608	21,194	64,731	59,143

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	20	(17)	113	(363)
Discontinued operations	4	33	(89)	2

	24	16	24	(361)

Net earnings attributable to NNN	22,632	21,210	64,755	58,782
Series C preferred stock dividends	(1,696)	(1,696)	(5,089)	(5,089)

Net earnings available to common stockholders	$20,936	$19,514	$59,666	$53,693

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Weighted average common shares outstanding:
Basic	87,109	82,779	84,897	82,639

Diluted	87,788	82,915	85,439	82,770

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.23	$0.22	$0.69	$0.62
Discontinued operations	0.01	0.01	0.01	0.03

Net earnings	$0.24	$0.23	$0.70	$0.65

Diluted:
Continuing operations	$0.23	$0.22	$0.68	$0.62
Discontinued operations	0.01	0.01	0.01	0.03

Net earnings	$0.24	$0.23	$0.69	$0.65

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$20,936	$19,514	$59,666	$53,693
Real estate depreciation and amortization:
Continuing operations	13,596	10,612	38,300	31,736
Discontinued operations	55	99	191	366
Joint venture real estate depreciation	44	44	133	133
Gain on disposition of real estate	(8)	(635)	(94)	(1,591)

Total FFO adjustments	13,687	10,120	38,530	30,644

FFO available to common stockholders	$34,623	$29,634	$98,196	$84,337

FFO per share:
Basic	$0.40	$0.36	$1.16	$1.02

Diluted	$0.39	$0.36	$1.15	$1.02

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$20,936	$19,514	$59,666	$53,693
Total FFO adjustments	13,687	10,120	38,530	30,644

FFO available to common stockholders	34,623	29,634	98,196	84,337

Straight-line accrued rent	(105)	(169)	(55)	(359)
Net capital lease rent adjustment	389	391	1,191	1,144
Below market rent amortization	(278)	(85)	(491)	(277)
Stock based compensation expense	1,428	1,450	4,269	4,026
Capitalized interest expense	(278)	(175)	(846)	(359)
Convertible debt interest expense	1,578	1,551	4,811	4,577
Impairment losses and other charges	615	—	615	(67)
Impairment - commercial mortgage residual interests valuation	—	—	396	3,848

Total AFFO adjustments	3,349	2,963	9,890	12,533

AFFO available to common stockholders	$37,972	$32,597	$108,086	$96,870

AFFO per share:
Basic	$0.44	$0.39	$1.27	$1.17

Diluted	$0.43	$0.39	$1.27	$1.17

Other Information:
Percentage rent	$230	$197	$476	$381

Amortization of debt costs	$1,310	$1,157	$3,790	$3,436

Scheduled debt principal amortization (excluding maturities)	$274	$255	$815	$788

Non-real estate depreciation expense	$46	$54	$141	$266

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment or revenue generating inventory asset that was held for sale at September 30, 2011, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Earnings from Discontinued Operations - Investment Portfolio:
Revenues:
Rental and earned income	$862	$732	$1,517	$1,913
Real estate expense reimbursement from tenants	18	65	130	204
Interest and other income from real estate transactions	—	—	14	63

	880	797	1,661	2,180

Expenses:
General and administrative	8	15	1	21
Real estate	126	184	387	429
Depreciation and amortization	55	99	191	366
Impairment losses and other charges	431	—	431	—

	620	298	1,010	816

Gain on disposition of real estate	8	635	38	1,013
Income tax expense	—	—	(3)	(14)

Earnings from discontinued operations attributable to NNN	$268	$1,134	$686	$2,363

Earnings from Discontinued Operations - Inventory Portfolio:
Revenues:
Rental income	$490	$500	$1,629	$2,868
Real estate expense reimbursement from tenants	126	113	330	1,254
Interest and other income from real estate transactions	4	13	21	511

	620	626	1,980	4,633

Disposition of real estate:
Gross proceeds	—	—	1,100	37,470
Costs	—	—	(998)	(37,170)

Gain	—	—	102	300

Expenses:
General and administrative	3	10	11	66
Real estate	133	197	471	1,618
Depreciation and amortization	23	22	66	137
Interest	345	385	1,025	2,271

	504	614	1,573	4,092

Income tax expense	(45)	(17)	(159)	(585)

Earnings (loss) from discontinued operations including noncontrolling interests	71	(5)	350	256
Loss (earnings) attributable to noncontrolling interests	4	33	(89)	2

Earnings from discontinued operations attributable to NNN	$75	$28	$261	$258

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2011		2010		2011		2010
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	—	$—	—	$—	2	$641
Discontinued operations:
Investment Portfolio	3	8	2	635	4	38	13	1,013
Inventory Portfolio	—	—	—	—	1	102	2	300
Noncontrolling interest, Inventory Portfolio	—	—	—	—	—	(46)	—	(363)

	3	$8	2	$635	5	$94	17	$1,591

National Retail Properties, Inc.

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
Balance Sheet Summary

Assets:
Cash and cash equivalents	$19,678	$2,048
Receivables, net of allowance	1,513	3,403
Investment in unconsolidated affiliate	4,376	4,515
Mortgages, notes and accrued interest receivable	30,929	30,331
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,919,942	2,519,950
Accounted for using the direct financing method	26,922	29,773
Real estate, Inventory Portfolio, held for sale	31,928	32,076
Commercial mortgage residual interests	16,322	15,915
Accrued rental income, net of allowance	25,398	25,535
Other assets	69,353	50,029

Total assets	$3,146,361	$2,713,575

Liabilities:
Line of credit payable	$—	$161,000
Mortgages payable	23,453	24,269
Notes payable - convertible, net of unamortized discount	354,346	349,534
Notes payable, net of unamortized discount	894,833	598,882
Other liabilities	94,873	51,116

Total liabilities	1,367,505	1,184,801
Stockholders’ equity of NNN	1,777,593	1,527,483
Noncontrolling interests	1,263	1,291

Total equity	1,778,856	1,528,774
Total liabilities and equity	$3,146,361	$2,713,575

Common shares outstanding	95,380	83,613

Gross leasable area, Investment Portfolio (square feet)	15,342	12,972

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	September 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$553	$999
Receivables	200	200
Real estate	71,207	72,095
Other assets	358	561

	$72,318	$73,855

Liabilities:
Notes payable	$43,000	$43,600
Other liabilities	230	995

Total liabilities	43,230	44,595

Members’ equity	29,088	29,260

Total liabilities and equity	$72,318	$73,855

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Rental income	$1,565	$1,565	$4,695	$4,695

Expenses:
General and administrative	73	73	259	257
Real estate	4	5	14	14
Depreciation and amortization	369	369	1,106	1,106
Interest	459	471	1,365	1,375

	905	918	2,744	2,752

Net earnings	$660	$647	$1,951	$1,943

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2011(1)	2010(2)
1.	Convenience stores	21.6%	25.3%
2.	Restaurants - full service	10.0%	9.8%
3.	Automotive parts	7.1%	6.6%
4.	General merchandise	5.7%	1.3%
5.	Theaters	5.5%	6.0%
6.	Sporting goods	5.4%	4.1%
7.	Automotive service	5.2%	5.4%
8.	Consumer electronics	3.7%	2.6%
9.	Restaurants - limited service	3.5%	3.1%
10.	Drug stores	3.4%	4.2%
11.	Health and fitness	2.9%	1.8%
12.	Grocery	2.3%	2.8%
13.	Books	2.3%	3.9%
14.	Family entertainment centers	2.1%	1.3%
15.	Travel plazas	2.1%	2.4%
16.	Recreational vehicle dealers, parts and accessories	1.8%	1.0%
17.	Office supplies	1.8%	2.4%
18.	Furniture	1.6%	2.6%
19.	Home improvement	1.2%	1.0%
20.	Financial services	1.2%	1.2%
	Other	9.6%	11.2%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.6%	6.	Indiana	3.8%
2.	Florida	10.0%	7.	Ohio	3.5%
3.	Illinois	6.2%	8.	Pennsylvania	3.4%
4.	North Carolina	5.7%	9.	Virginia	3.4%
5.	Georgia	4.5%	10.	New Jersey	3.1%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2011.
(2)	Based on the annualized base rent for all leases in place as of September 30, 2010.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% of Total (1)
Pantry	96	7.3%
Susser	86	7.1%
AMC Theatre	15	4.8%
BJ’s Wholesale Club	7	4.5%
Best Buy	19	3.6%
Mister Car Wash	43	3.3%
Road Ranger	34	3.2%
Gander Mountain	8	3.1%
Pull-A-Part	20	3.0%
LA Fitness	9	2.7%
Pep Boys	17	2.7%
Logan’s Roadhouse	25	2.1%
Barnes & Noble	9	2.1%

Lease Expirations (2)

	% of Total (1)	# of Properties	Gross Leasable Area (3)		% of Total (1)	# of Properties	Gross Leasable Area (3)
2011	0.3%	10	226,000	2017	3.8%	30	750,000
2012	1.9%	26	452,000	2018	3.8%	38	817,000
2013	3.8%	41	875,000	2019	3.3%	39	602,000
2014	3.6%	42	576,000	2020	3.7%	85	719,000
2015	3.4%	69	930,000	2021	5.6%	86	718,000
2016	2.2%	36	553,000	Thereafter	64.6%	748	7,386,000

(1)	Based on the annual base rent of $267,200,000, which is the annualized base rent for all leases in place as of September 30, 2011.
(2)	As of September 30, 2011, the weighted average remaining lease term is 12 years.
(3)	Square feet.